EXHIBIT 99-1



                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                        SECOND QUARTER 2006 RESULTS

            - - STRONG SECOND QUARTER OPERATING PERFORMANCE - -
                 - - SHARE REPURCHASE PROGRAM EXPANDED - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - July 27, 2006 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $34.8 million, or $0.84 per share on a diluted basis, for the quarter ended June 30, 2006. The second quarter 2006 results include $0.04 per diluted share of share-based compensation expense. In the second quarter of 2005, net earnings per diluted share were $0.42, which included a one-time $0.30 per share charge for the previously disclosed pipette litigation. The second quarter 2005 results did not include any share-based compensation expense. Excluding the effects of share-based compensation expense and the one-time pipette litigation charge, net earnings per diluted share would have increased 22% in the second quarter.

Sales for the quarter were $389.2 million, compared with $368.6 million in the prior year, an increase of 5% in local currency sales. Reported sales growth in the quarter was 6%, which includes a 1% favorable currency benefit. By region, local currency sales growth for the quarter was 4% in Europe, 7% in the Americas and 4% in Asia / Rest of World. In the quarter, adjusted operating income amounted to $56.4 million, a 10% increase over the prior year amount of $51.4 million.

Sales for the six-month period were $735.3 million, compared with $705.8 million in the prior year. This represents a 4% increase in reported sales, consisting of 6% local currency sales growth and 2% unfavorable currency impact. For the six-month period, net earnings per diluted share were $1.41 in 2006, which included $0.07 of share-based compensation. Net earnings per share on a diluted basis in the comparable 2005 period were $0.89 and included the above-mentioned $0.30 per share charge. Net earnings in 2005 did not include share-based compensation. Excluding the effects of share-based compensation and the one-time pipette litigation charge, net earnings per share would have increased 24% over the prior year period. Adjusted operating income for the six-month period was $96.8 million in 2006, an 11% increase over the prior year amount of $87.1 million.

Cash flow from operations in the second quarter was $53.1 million, compared with $50.6 million in the prior year quarter. Cash flow from operations in the six month period was $72.2 million, compared with $57.3 million in the prior year. The Company repurchased 0.8 million shares of its stock for $49.2 million in the quarter and 1.9 million shares for $117.2 million during the first six months of 2006.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are very pleased with our second quarter performance. We experienced growth across all business areas. We had another quarter of year-over-year improvement in gross margins, which helped to drive another quarter of solid operating profit growth. Our EPS growth, adjusting for one-time items, was very strong. Finally, our cash flow generation continues to be solid."

The Company announced that the Board of Directors has authorized a $400 million increase to the share repurchase program through December 2008. The Company currently has a $500 million stock repurchase program through the end of 2007 of which $114 million is available as of June 30, 2006. Spoerry commented, "The expanded share repurchase program reflects the confidence we have in the organic growth potential of our business. Our balance sheet and cash flow generation are very strong, and we believe the program will continue to enhance shareholder value." The Company added that repurchases will be made through open market transactions, and the timing will depend on business and market conditions, stock price, trading restrictions, the level of acquisition activity and other factors.

Spoerry concluded, "We had a strong first half in 2006 and are well positioned to reach our targets for this year and to continue to grow our business in the coming years. We have revised upward our full year EPS targets to reflect our strong performance to date and our continued positive outlook for the remainder of the year. Based on an economy and market conditions similar to today's, we remain confident in our ability to achieve these revised targets."

The Company stated that based on an economic environment and market conditions similar to today's, it now expects 2006 EPS, including share-based compensation expense, to be in the range of $3.26 to $3.31 compared with previous guidance of $3.22 to $3.27. EPS guidance, excluding the impact of share-based compensation expense, is $3.40 to $3.45, compared with previous guidance of $3.36 to $3.41. This guidance is based on local currency sales growth in the range of 4% to 6%, which remains unchanged. The Company added that it expects third quarter 2006 EPS, including the impact of share-based compensation, to be $0.79 to $0.81 and, excluding share-based compensation, to be $0.82 to $0.84.

The Company has provided a reconciliation of adjusted operating income to earnings before taxes, the most comparable U.S. GAAP measure, in the attached schedules.

The Company will host a conference call to discuss its second quarter results today (Thursday, July 27) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see "Factors affecting our future operating results" in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2005. The Company assumes no obligation to update this press release.


                                       METTLER-TOLEDO INTERNATIONAL INC.
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                                (UNAUDITED)

                                       Three months ended                  Three months ended
                                            June 30, 2006      % of sales       June 30, 2005      % of sales

Net sales                                     $   389,157 (a)      100.0          $   368,637          100.0
Cost of sales                                     196,722           50.6              188,212           51.1
                                              -----------          -----          -----------          -----
Gross profit                                      192,435           49.4              180,425           48.9

Research and development                           20,562            5.3               20,936            5.7
Selling, general and administrative               117,576 (b)       30.2              108,115           29.3
Amortization                                        2,850            0.7                2,991            0.8
Interest expense                                    4,350            1.1                3,764            1.0
Other charges (income), net                        (2,557)          (0.7)              21,581 (c)        5.9
                                              -----------          -----          -----------          -----
Earnings before taxes                              49,654           12.8               23,038            6.2

Provision for taxes                                14,897            3.9                4,727            1.2
                                              -----------          -----          -----------          -----
Net earnings                                  $    34,757            8.9          $    18,311            5.0
                                              ===========          =====          ===========          =====
Basic earnings per common share:
Net earnings                                  $      0.86                         $      0.43
Weighted average number of common shares       40,535,389                          42,356,672

Diluted earnings per common share:
Net earnings                                  $      0.84                         $      0.42
Weighted average number of common              41,237,812                          43,438,961
  and common equivalent shares

Notes:

(a) Local currency sales increased 5% as compared to the same period in 2005.
(b) Includes share-based compensation expense of $2.1 million ($1.4 million after-tax) for the three months ended June 30, 2006.
(c) Includes a $21.8 million ($13.1 million after-tax), one-time pipette litigation charge related to a $19.9 million ($12 million after-tax) non-cash write-off of an intellectual property license and $1.9 million ($1.1 million after-tax) of related legal costs.


                      RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

                                       Three months ended                  Three months ended
                                            June 30, 2006      % of sales        June 30, 2005      % of sales

Earnings before taxes                         $    49,654                         $    23,038
  Share-based compensation                          2,109                                   0
  Amortization                                      2,850                               2,991
  Interest expense                                  4,350                               3,764
  Other charges (income), net                      (2,557)                             21,581
                                              -----------                         -----------
Adjusted operating income                     $    56,406 (a)       14.5          $    51,374           13.9
                                              ===========                         ===========
Note:

(a) Adjusted operating income increased 10% as compared to the same period in 2005.



                                       METTLER-TOLEDO INTERNATIONAL INC.
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                              (UNAUDITED)

                                         Six months ended                    Six months ended
                                            June 30, 2006      % of sales       June 30, 2005      % of sales

Net sales                                     $   735,317 (a)      100.0          $   705,797          100.0
Cost of sales                                     372,542           50.7              362,577           51.4
                                              -----------          -----          -----------          -----
Gross profit                                      362,775           49.3              343,220           48.6
Research and development                           40,501            5.5               41,738            5.9
Selling, general and administrative               229,707 (b)       31.2              214,432           30.4
Amortization                                        5,705            0.8                5,799            0.8
Interest expense                                    8,426            1.1                7,280            1.0
Other charges (income), net                        (5,095)          (0.7)              21,245 (c)        3.0
                                              -----------          -----          -----------          -----
Earnings before taxes                              83,531           11.4               52,726            7.5

Provision for taxes                                25,059            3.4               13,634            2.0
                                              -----------          -----          -----------          -----
Net earnings                                  $    58,472            8.0          $    39,092            5.5
                                              ===========          =====          ===========          =====
Basic earnings per common share:
Net earnings                                        $1.43                               $0.91
Weighted average number of common shares       40,793,119                          42,747,953

Diluted earnings per common share:
Net earnings                                  $      1.41                         $      0.89
Weighted average number of common              41,505,940                          43,913,966
  and common equivalent shares

Notes:

(a) Local currency sales increased 6% as compared to the same period in 2005.
(b) Includes share-based compensation expense of $4.3 million ($2.8 million after-tax) for the six months ended June 30, 2006.
(c) Includes a $21.8 million ($13.1 million after-tax), one-time pipette litigation charge related to a $19.9 million ($12 million after-tax) non-cash write-off of an intellectual property license and $1.9 million ($1.1 million after-tax) of related legal costs.


                      RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

                                         Six months ended                    Six months ended
                                            June 30, 2006      % of sales       June 30, 2005      % of sales

Earnings before taxes                         $    83,531                         $    52,726
  Share-based compensation                          4,268                                   0
  Amortization                                      5,705                               5,799
  Interest expense                                  8,426                               7,280
  Other charges (income), net                      (5,095)                             21,245
                                              -----------          -----          -----------          -----
Adjusted operating income                     $    96,835 (a)       13.2          $    87,050            12.3
                                              ===========          =====          ===========          =====

Note:

(a) Adjusted operating income increased 11% as compared to the same period in 2005.



                         METTLER-TOLEDO INTERNATIONAL INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                               (amounts in thousands)
                                    (unaudited)


                                                  June 30, 2006      December 31, 2005

Cash and cash equivalents                           $   246,766           $   324,578
Accounts receivable, net                                265,586               271,915
Inventory                                               162,609               150,201
Other current assets and prepaid expenses                60,548                53,965
                                                    -----------           -----------
Total current assets                                    735,509               800,659

Property, plant and equipment, net                      219,566               218,519
Goodwill and other intangibles                          533,264               528,209
Other non-current assets                                128,339               122,386
                                                    -----------           -----------
Total assets                                        $ 1,616,678           $ 1,669,773
                                                    ===========           ===========

Short-term debt                                     $     8,201           $     6,345
Accounts payable                                         79,818                88,553
Accrued and other current liabilities                   261,356               258,558
                                                    -----------           -----------
Total current liabilities                               349,375               353,456

Long-term debt                                          412,787               443,795
Other non-current liabilities                           222,751               213,520
                                                    -----------           -----------
Total liabilities                                       984,913             1,010,771

Shareholders' equity                                    631,765               659,002
                                                    -----------           -----------
Total liabilities and shareholders' equity          $ 1,616,678           $ 1,669,773
                                                    ===========           ===========


                                               METTLER-TOLEDO INTERNATIONAL INC.
                                        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (amounts in thousands)
                                                         (unaudited)

                                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Three months ended                  Six months ended
                                                                            June 30,                           June 30,
                                                                       2006          2005                 2006          2005

Cash flow from operating activities:
    Net earnings                                                    $  34,757     $  18,311            $  58,472     $  39,092
    Adjustments to reconcile net earnings to
      net cash provided by operating activities:
       Depreciation                                                     6,541         6,463               12,895        13,116
       Amortization                                                     2,850         2,991                5,705         5,799
       Deferred taxation                                               (3,365)       (9,746)              (5,045)      (12,352)
       Excess tax benefits from share-based payment arrangements       (2,177)            -               (7,748)            -
       Other                                                            1,950        19,930                2,948        19,930
         Increase in cash resulting from changes in
          operating assets and liabilities                             12,558        12,643                5,020        (8,305)
                                                                    ---------     ---------            ---------     ---------
           Net cash provided by operating activities                   53,114        50,592               72,247        57,280
                                                                    ---------     ---------            ---------     ---------

Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment                   1,959           176                3,597           594
  Purchase of property, plant and equipment                            (5,795)       (6,578)             (11,799)      (11,923)
  Acquisitions                                                           (218)            0                 (790)         (213)
                                                                    ---------     ---------            ---------     ---------
        Net cash used in investing activities                          (4,054)       (6,402)              (8,992)      (11,542)
                                                                    ---------     ---------            ---------     ---------

Cash flows from financing activities:

  Proceeds from borrowings                                             22,033        52,364               29,729        86,619
  Repayments of borrowings                                            (48,565)      (15,005)             (75,349)      (23,436)
  Proceeds from exercise of stock options                               7,726         1,951               17,467         3,925
  Excess tax benefits from share-based payment arrangements             2,177             -                7,748             -
  Repurchases of common stock (a)                                     (49,241)      (46,297)            (121,344)      (74,650)
                                                                    ---------     ---------            ---------     ---------
        Net cash used in financing activities                         (65,870)       (6,987)            (141,749)       (7,542)
                                                                    ---------     ---------            ---------     ---------

Effect of exchange rate changes on cash and cash equivalents              179        (1,119)                 682        (1,508)
                                                                    ---------     ---------            ---------     ---------

Net increase (decrease) in cash and cash equivalents                  (16,631)       36,084              (77,812)       36,688

Cash and cash equivalents:
  Beginning of period                                                 263,397        67,780              324,578        67,176
                                                                    ---------     ---------            ---------     ---------
  End of period                                                     $ 246,766     $ 103,864            $ 246,766     $ 103,864
                                                                    =========     =========            =========     =========

Note:

(a) The six months ended June 30, 2006 and 2005 include $4.2 million and $1.4 million, respectively, relating to the settlement of a liability for shares purchased as of December 31, 2005 and 2004.


                          RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities                           $  53,114     $  50,592            $  72,247     $  57,280
  Excess tax benefits from share-based payment arrangements             2,177             0                7,748             0
  Payments in respect of restructuring activities                           0         1,096                    0         1,521
  Proceeds from sale of property, plant and equipment                   1,959           176                3,597           594
  Purchase of property, plant and equipment                            (5,795)       (6,578)             (11,799)      (11,923)
                                                                    ---------     ---------            ---------     ---------
Free cash flow                                                      $  51,455     $  45,286            $  71,793     $  47,472
                                                                    =========     =========            =========     =========


                     METTLER-TOLEDO INTERNATIONAL INC.
                         OTHER OPERATING STATISTICS


                 LOCAL CURRENCY SALES GROWTH BY DESTINATION


                                                Europe   Americas   Asia/RoW   Total
                                              ----------------------------------------

Three Months Ended June 30, 2006                  4%        7%         4%       5%

Six Months Ended June 30, 2006                    7%        4%         8%       6%






                        RECONCILIATION OF DILUTED EPS AS REPORTED TO DILUTED EPS EXCLUDING
                            SHARE-BASED COMPENSATION EXPENSE AND ONE-TIME ITEMS
                                                (unaudited)


                                                                  Three months ended              Six months ended
                                                                      June 30,                        June 30,
                                                                2006             2005           2006            2005

EPS as reported, diluted                                       $0.84 (c)         $0.42         $1.41 (e)        $0.89

Share-based compensation (a)                                    0.04                -           0.07                -
Non-cash intangible write-off and litigation (b)                  -               0.30            -              0.30
                                                             --------           -------        ------          -------

EPS excluding share-based compensation expense
  and one-time items, diluted                                  $0.88 (d)         $0.72         $1.48 (f)        $1.19
                                                             ========           =======       =======          =======



Notes:
(a) EPS impact of $2.1 million ($1.4 million after-tax) for the three months ended and $4.3 million ($2.8 million after-tax) for the six months ended for share-based compensation expense.
(b) EPS impact of one-time pipette litigation charge related to a $19.9 million ($12 million after-tax) non-cash write-off of an intellectual property license and $1.9 million ($1.1 million after-tax) of related legal costs.
(c) EPS, as reported, increased 100% for the three months ended June 30, 2006 as compared to the same period in 2005.
(d) EPS, excluding share-based compensation expense and one-time items, increased 22% for the three months ended June 30, 2006 as compared to the same period in 2005.
(e) EPS, as reported, increased 58% for the six months ended June 30, 2006 as compared to the same period in 2005.
(f) EPS, excluding share-based compensation expense and one-time items, increased 24% for the six months ended June 30, 2006 as compared to the same period in 2005.
